Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-44783 of our report dated January 11, 2001, on the consolidated balance sheets of Industrial Bancorp, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000; which is included in this Annual Report on Form 10-K.

                                       /s/ Crowe, Chizek and Company LLP
                                       Crowe, Chizek and Company LLP

Cleveland, Ohio
March 30, 2001